Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Vascular Biogenics Ltd. of our report dated March 23, 2022, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Vascular Biogenics Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2021.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
May 31, 2022	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited